UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2013

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 23, 2013. At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2013; and (iii) approved the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals:

1.	The election of eight directors for a one-year term expiring at the 2014 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Richard A. Goldstein	121,262,334	609,795	298,012	16,463,958
Stephen W. Golsby	121,335,699	539,647	294,795	16,463,958
Ann F. Hackett	121,269,162	609,604	291,375	16,463,958
A. D. David Mackay	121,209,106	665,406	295,629	16,463,958
Gretchen W. Price	121,572,953	307,311	289,877	16,463,958
Matthew J. Shattock	121,478,738	404,935	286,468	16,463,958
Robert A. Steele	121,420,100	453,173	296,868	16,463,958
Peter M. Wilson	120,564,539	1,308,542	297,060	16,463,958

2.	The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2013

For	Against	Abstain
136,267,968	1,978,813	387,318

3.	The approval of the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
115,244,435	3,001,766	3,923,940	16,463,958

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC.
(Registrant)

By:	/s/ Kenton R. Rose
Name:	Kenton R. Rose
Title:	Senior Vice President, General Counsel & Chief Administrative Officer and Secretary

Date: April 29, 2013